FOR IMMEDIATE RELEASE	IR Contact: Steven Freishtat Vice President, Finance Phone: 202-774-3200 E-Mail: sfreishtat@washreit.com PR Contact: Liz Wainger Wainger Group Phone: 301-461-3780 E-Mail: liz@waingergroup.com

WASHREIT ACCELERATES TRANSFORMATION INTO MULTIFAMILY REIT WITH AGREEMENT TO SELL OFFICE PORTFOLIO
Providing significant capital to deploy into growing multifamily portfolio
Planning expanded geographic focus into the Southeast

Washington, DC, June 15, 2021 — WashREIT (NYSE: WRE) (“WashREIT” or the “Company”), as part of its multi-year strategic transformation into a multifamily REIT, announced today that it has entered into a definitive agreement to sell substantially all its office portfolio to a Brookfield Asset Management private real estate fund for an aggregate purchase price of $766 million. This office portfolio sale consists of twelve office assets, comprising 2,371,000 square feet, located in the Washington, DC metro area. The transaction is expected to close in the third quarter of 2021, subject to the satisfaction of customary closing conditions.

The Company has also signed a letter of intent to sell its remaining eight retail assets and expects to complete this sale in the third quarter. No assurance can be given as to the timing or ultimate completion of these sales.

The Company plans to use the net proceeds from this office portfolio sale and future retail sales to fund the expansion of its multifamily platform through acquisitions in Southeastern markets and to reduce its leverage by repaying outstanding debt.

After the office transaction is complete, WashREIT will own only one office asset, Watergate 600, which is a Class A, 295,000 square foot office building located in Washington, DC. The company intends to dispose of Watergate 600 when practicable to become a 100% pure-play multifamily REIT.

washreit.com NYSE: WRE	1775 I Street, NW, Suite 1000 Washington, DC 20006 +1 202 774 3200

The Company’s multifamily strategies target the Class A-, Class B Value-Add and Class B segments of the market, focusing on the deepest part of the demand curve – the mid-market renter. WashREIT’s research on under-served middle income renters and markets poised for strong, sustained demand has led it to concentrate on expanding its geographic presence into the high-growth Southeastern markets of Atlanta, Raleigh-Durham and Charlotte. Expansion into these markets will diversify WashREIT’s geographic concentration risk, while providing opportunities for additional growth - driven both by current and projected long-term rental-rate outperformance.

"We are announcing the most significant milestone to date in our transformation into a multifamily REIT," said Paul McDermott, President and CEO of WashREIT. "This transaction, along with sourcing multifamily expansion opportunities and our retail sales process, signals our belief that the multifamily asset class is the best vehicle to harness long-term growth for our investors."

"Completing this sale will allow us to strengthen our balance sheet by eliminating near-term debt maturities until 2023. The Company also intends to sell its remaining retail assets and use the proceeds from both sales to pay down debt and invest in new multifamily assets, which we believe will enable us to reduce our leverage to the mid to high 5x range for Net Debt to Adjusted EBITDA and further lower our long-term leverage guideposts to stay between 5.0x and 6.0x. With this transaction, we have the resources to expand the scope of our successful research-led, value-creation strategies into high-growth Southeastern markets that we have studied for the past several years. These strategies include serving the underserved mid-market renter and delivering the best resident experience across several price points, thereby creating the greatest value for all of our stakeholders,” added McDermott.
The financial impacts of the proposed transactions described in this press release were not included in the Company’s outlook with respect to general and administrative expense and interest expense for full year 2021 provided on April 28, 2021, and that prior outlook information will be impacted by the proposed transactions. Given that these proposed transactions have not yet been completed, the Company is not providing an updated 2021 full year outlook for general and administrative expense or interest expense at this time and the outlook with respect to such items is no longer in effect.
WashREIT is holding an investor webcast today, Tuesday, June 15, 2021 at 8 AM ET, to discuss the transformative transactions, its de-leveraging and multifamily growth plans and the expected financial impacts of these actions. During the presentation, the Company will discuss its plan to continue to execute its research-driven strategy to

washreit.com NYSE: WRE	1775 I Street, NW, Suite 1000 Washington, DC 20006 +1 202 774 3200

expand its multifamily portfolio presence to create value and increase future growth prospects followed by a brief question and answer session.

JLL served as the Company’s exclusive real estate advisor in connection with the office and retail portfolio sales and Goldman Sachs & Co. LLC is serving as exclusive strategic financial advisor to the Company.

Office Portfolio
The office portfolio under contract to be sold consists of 12 office properties, with six properties located in Northern Virginia and six properties located in Washington, DC. As of May 31, 2021, the portfolio was approximately 83% occupied.

Properties	Location	Net Rentable Square Feet
515 King Street	Alexandria, VA	75,000
Courthouse Square	Alexandria, VA	121,000
1600 Wilson Boulevard	Arlington, VA	171,000
Fairgate at Ballston	Arlington, VA	144,000
Arlington Tower	Arlington, VA	389,000
Silverline Center	Tysons, VA	552,000
Northern VA Subtotal		1,452,000

1901 Pennsylvania Avenue	Washington, DC	101,000
1220 19th Street	Washington, DC	103,000
2000 M Street	Washington, DC	34,000
1140 Connecticut Avenue	Washington, DC	184,000
Army Navy Building	Washington, DC	108,000
1775 Eye Street	Washington, DC	189,000
Washington, DC Subtotal		919,000

TOTAL		2,371,000

washreit.com NYSE: WRE	1775 I Street, NW, Suite 1000 Washington, DC 20006 +1 202 774 3200

Presentation
A presentation highlighting the transaction and strategic overview can be accessed through the Investor section of the Company’s website at www.washreit.com.

Investor Webcast Information
Today, Tuesday, June 15, 2021, at 8 AM ET, WashREIT is holding an investor presentation webcast presenting the transaction and strategic plans followed by a brief question and answer session.

The live, on-demand webcast will be available on the Investor section of WashREIT's website at www.washreit.com or at https://www.webcaster4.com/Webcast/Page/2091/41585. Online playback of the webcast will be available following the on-demand webcast until July 6, 2021.

For those unable to access the live on-demand webcast, the remarks can also be accessed in a simultaneous conference call as follows:

USA Toll Free Number: 877-407-9205
International Toll Number 201-689-8054

WashREIT owns and operates uniquely positioned real estate assets. Backed by decades of experience, expertise, and ambition, we create value by transforming insights into strategy and strategy into action. Our shares trade on the NYSE. With a track record of driving returns and delivering satisfaction, we are a trusted authority in one of the nation’s most competitive real estate markets.

Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involves risk and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of WashREIT to be materially different from future results, performance or achievements expressed or implied by such forward looking statements. Currently, one of the most significant factors continues to be the adverse effect of the COVID-19 virus, including any variants and mutations thereof, the actions taken to contain the pandemic or mitigate the impact of COVID-19, and the direct and indirect economic effects of the pandemic and containment measures. The extent to which COVID-19 continues to impact WashREIT and its tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and

washreit.com NYSE: WRE	1775 I Street, NW, Suite 1000 Washington, DC 20006 +1 202 774 3200

the direct and indirect economic effects of the pandemic and containment measures, the continued speed and success of the vaccine rollout, effectiveness and willingness of people to take COVID-19 vaccines, and the duration of associated immunity and their efficacy against emerging variants of COVID-19, among others. Moreover, investors are cautioned to interpret many of the risks identified in the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2020 filed on February 16, 2021, as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19. Additional factors which may cause the actual results, performance, or achievements of WashREIT to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements include, but are not limited to the risks associated with the failure to enter into and/or complete contemplated acquisitions or dispositions (including the announced office portfolio sale transaction and expected retail asset sales) within the price ranges anticipated and on the terms and timing anticipated, or at all; our ability to execute on our strategies, including new strategies with respect to our operations and our portfolio, including the acquisition of multifamily properties and the repayment of debt, and to realize any anticipated benefits, including the performance of any acquired multifamily properties at the levels anticipated; our ability to reduce actual net leverage to levels consistent with our targeted net leverage range; the ownership of real estate in general and our real estate assets in particular; the economic health of the greater Washington, DC metro region and the larger Southeastern region; changes in the composition and geographic location of our portfolio; fluctuations in interest rates; reductions in or actual or threatened changes to the timing of federal government spending; the risks related to use of third-party providers and joint venture partners; the economic health of our tenants; shifts away from brick and mortar stores to e-commerce; the availability and terms of financing and capital and the general volatility of securities markets; compliance with applicable laws, including those concerning the environment and access by persons with disabilities; the risks related to not having adequate insurance to cover potential losses; the risks related to our organizational structure and limitations of stock ownership; changes in the market value of securities; terrorist attacks or actions and/or cyber-attacks; failure to qualify and maintain our qualification as a REIT and the risks of changes in laws affecting REITs; and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2020 Form 10-K filed on February 16, 2021. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We undertake no obligation to update our forward-looking statements or risk factors to reflect new information, future events, or otherwise.
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washreit.com NYSE: WRE	1775 I Street, NW, Suite 1000 Washington, DC 20006 +1 202 774 3200